Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	Robin N. Dickson	Michael Newman
	Chief Financial Officer	Investor Relations
	Harmonic Inc.	StreetConnect
	(408) 542-2500	(408) 542-2760

Harmonic Inc. Announces
Exercise of Over-Allotment Option of 1.35 Million Shares of
Common Stock by Underwriters

Sunnyvale, CA — November 12, 2003 - Harmonic Inc. (NASDAQ: HLIT) today announced that the underwriters of its public offering of 9 million shares of common stock at a price of $7.40 per share had exercised their option to purchase 1.35 million additional shares of common stock to cover over-allotments resulting in an aggregate public offering price from the over-allotment shares of $9.99 million. All of the shares were offered by the Company. The offering was made pursuant to a shelf registration statement that became effective in April 2002. UBS Securities LLC acted as the sole book-running manager in this offering, and SoundView Technology Group and Needham & Company, Inc. acted as co-managers.

Harmonic Inc is a provider of digital video, broadband optical networking and IP delivery systems to cable, satellite, telecom and broadcast network operators.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities. This offering of common stock may be made only by means of a prospectus, a copy of which is available from UBS Securities LLC, ECMG Syndicate, 299 Park Avenue, New York, New York 10171.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27(A) OF THE SECURITIES ACT OF 1933 AND SECTION 21(E) OF THE SECURITIES EXCHANGE ACT OF 1934. WE HAVE NO DUTY TO UPDATE SUCH STATEMENTS. ACTUAL FUTURE EVENTS AND CIRCUMSTANCES COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN THESE STATEMENTS DUE TO VARIOUS FACTORS. THESE FACTORS INCLUDE POSSIBLE CHANGES IN CAPITAL MARKET CONDITIONS OR IN OUR BUSINESS, PROSPECTS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION AND OTHER RISKS AND UNCERTAINTIES, INCLUDING THOSE DETAILED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.